UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2008

Innovex, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)
3033 Campus Drive, Suite E180 Plymouth, MN	55441
(Address Of Principal Executive Offices)	(Zip Code)

(763) 383-4000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2 and 4 through 8 are not applicable and therefore omitted.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 21, 2008, Innovex, Inc. (the “Company”) received a Nasdaq Staff Determination stating that the Company fails to comply with the minimum bid price requirement for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(4) and the stockholders’ equity requirement as set forth in Nasdaq Marketplace Rule 4310(c). The May 21, 2008 Nasdaq Staff Determination further advised the Company that its common stock would be delisted and deregistered from the Nasdaq Stock Market unless the Company requested a hearing.

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to argue for continued listing of its common stock.

On May 27, 2008, the Company issued a press release relating to the foregoing, which press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated May 27, 2008 issued by Innovex, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

		By:	/s/	Randy Acres
Randy Acres
Chief Financial Officer

Date:	May 27, 2008